Exhibit 10.1

TRANSITION AGREEMENT

This Transition Agreement (this “Agreement”) is entered into by and between Cirrus Logic, Inc., a Delaware corporation (the “Company”), and Jason P. Rhode (“Executive”).  Executive and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties desire that Executive begin preparing for an orderly transition of his duties and responsibilities as the Company’s Chief Executive Officer.

WHEREAS, the Parties desire that, effective as of January 1, 2021 (the “Transition Commencement Date”), Executive will transition from the Company’s Chief Executive Officer to an Executive Fellow of the Company and will transition off the Company’s Board of Directors.

WHEREAS, the Parties desire that in addition to his role as an Executive Fellow of the Company, Executive will provide transition services to the Company through January 1, 2022 (the “Transition Completion Date”).

NOW, THEREFORE, in consideration of the promises and benefits set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Executive and the Company, the Parties agree as follows:

1.             Compensation; Transition Services.

(a)            From the Transition Commencement Date until and including the Transition Completion Date (the “Transition Period”), Executive’s annual base salary rate shall be reduced to $300,000 per year, less applicable taxes and withholdings, payable with the regular payroll practices of the Company in effect from time to time.

(b)            From the date of this Agreement until the earlier of (i) the termination of Executive’s employment and (ii) the Transition Completion Date, Executive shall be entitled to participate in all employee benefit plans, practices, policies and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”), on a basis which is no less favorable than is provided to other similarly situated executives of the Company, to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. For purposes of clarity, the Employee Benefit Plans shall include, without limitation, the Company’s vacation and paid time-off policies both during Executive’s employment and as applicable to accrued payouts upon a separation from service with the Company.

(c)            Executive hereby resigns as the Company’s Chief Executive Officer, as a member of the Company’s Board of Directors, and as an officer, manager or member of the board of directors of, and any similar position with, the Company Parties, in each case effective as of the Transition Commencement Date.

(d)            From the date of this Agreement until the Transition Commencement Date, Executive shall be an at-will employee of the Company and will continue to serve as the Company’s Chief Executive Officer.  During the Transition Period, Executive shall be an at-will employee of the Company and serve as an Executive Fellow and will report to the Company’s Chief Executive Officer. In such role, Executive will provide transition and other related services as requested by the Chief Executive Officer of the Company and the Company’s Board of Directors. Executive shall assist the Company in transitioning his duties and knowledge regarding the business and operations of the Company or any other Company Party (as defined below) to the Company’s Chief Executive Officer or, at the request of the Company’s Chief Executive Officer, to any other Company employee.

(e)  During the Transition Period, Executive shall not be entitled to any grants under the Company’s 2018 Long Term Incentive Plan (the “LTI Plan”). Notwithstanding the foregoing, all equity-based awards previously granted to Executive under the LTI Plan will continue to vest during the Transition Period pursuant to the terms of the LTI Plan and all applicable individual award agreements.

(f)            Executive acknowledges that he is aware of the ongoing obligations he may have under the Company’s Insider Trading and Confidentiality Policy, applicable securities laws and any other applicable requirements related to any trading in the Company’s securities, and that Executive’s obligations survive the termination of Executive’s employment with the Company.

(g)            Executive acknowledges that he is aware of the ongoing obligations he may have under the Company’s Policy regarding Recoupment of Certain Incentive Compensation, and that Executive’s obligations survive the termination of Executive’s employment with the Company.

2.             Transition Benefits.  Provided that Executive (w) executes this Agreement and returns a signed copy of it to the Company, care of Scott Thomas (Scott.Thomas@cirrus.com), so that it is received no later than the date that is twenty-one (21) days after Executive receives this Agreement and it is not subsequently revoked by Executive in accordance with Section 5, (x) returns to the Company, in accordance with Section 20, a copy of the Confirming Release that has been signed by Executive by the earlier of (i) the termination of Executive’s employment with the Company and (ii) the Transition Completion Date and it is not subsequently revoked by Executive in accordance with Section 7 of the Confirming Release, (y) complies with or remains in compliance with all Company policies applicable to similarly situated Company employees, and (z) satisfies the other terms and conditions set forth in this Agreement, Executive shall receive the following consideration:

(a)            Capitalized terms used in this Section 2(a) but not defined in this Agreement shall have the meaning given them in the terms in the Company’s Executive Severance and Change and Control Plan as amended and restated as of April 1, 2018 (the “Severance Plan”).

(i)            If Executive has provided continual services pursuant to this Agreement throughout the Transition Period, then on the Transition Completion Date, any portion of Executive’s Awards (as defined in the LTI Plan) that were scheduled or would become eligible to vest during the twelve (12) month period immediately following the Transition Completion Date shall fully vest automatically without any further action by the Company or Executive. With respect to any Awards referenced in the previous sentence that are subject to performance-based vesting conditions, performance will be calculated based upon the actual performance of such Award (i.e., relative total shareholder return) as of the date of the Transition Completion Date, calculated in accordance with the terms and conditions of the LTI Plan and any individual Award agreements governing such Award.

(ii)            Upon Executive’s termination without Cause or Executive’s resignation following a Change of Control, Executive shall receive the benefits provided in Section 3(b) of the Severance Plan, and any portion of Executive’s Awards (as defined in the LTI Plan) that were scheduled or would become eligible to vest had Executive remained employed with the Company until the Transition Completion Date as set forth in Section 2.(a)(i), shall fully vest automatically without any further action by the Company or Executive as if Executive had remained employed with the Company until the Transaction Completion Date. With respect to any Awards referenced in the previous sentence that are subject to performance-based vesting conditions, performance will be calculated based upon the actual performance of such Award (i.e., relative total shareholder return) as of the date of the applicable termination, calculated in accordance with the terms and conditions of the LTI Plan and any individual Award agreements governing such Award.

(iii)            Until the earlier of (i) the termination of Executive’s employment with the Company and (ii) the Transition Completion Date, Executive shall be eligible to receive the benefits, if any, provided under the Severance Plan for an Eligible Employee that is not the Chief Executive Officer.

(b)            Capitalized terms used in this Section 2(b) but not defined in this Agreement shall have the meaning given them in the Company’s 2007 Management and Key Individual Contributor Incentive Plan, as amended (the “Bonus Plan”).  During the Transition Period, Executive remains eligible to participate in the Bonus Plan.  If Executive receives an Individual Incentive Payment under the Bonus Plan for the second Plan Cycle of the Company’s 2021 fiscal year, the Executive’s Target Incentive Amount under the Bonus Plan shall be adjusted to use (1) the Executive’s Chief Executive Officer Base Salary and Target Incentive Factor for the portion of the second Plan Cycle during which Executive served as the Company’s Chief Executive Officer, plus (2) the Executive’s Executive Fellow Base Salary and Target Incentive Factor for the portion of the second Plan Cycle during which Executive served as an Executive Fellow.

Executive acknowledges and agrees that the consideration described in this Section 2 represents the entirety of the amounts Executive is eligible to receive as potential severance pay from the Company or any other Company Party, including under the LTI Plan and the Severance Plan.

3.             Complete Release of Claims.

(a)            In exchange for the consideration received by Executive herein, which consideration Executive was not entitled to but for Executive’s entry into this Agreement and the Confirming Release, Executive hereby releases, discharges and forever acquits the Company and its Affiliates (as defined below) and subsidiaries, and each of the foregoing entities’ respective past, present and future members, partners (including general partners and limited partners), directors, trustees, officers, managers, employees, agents, attorneys, heirs, legal representatives, insurers, benefit plans (and their fiduciaries, administrators and trustees), and the successors and assigns of the foregoing, in their personal and representative capacities (each a “Company Party” and collectively, the “Company Parties”), from liability for, and hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s ownership of any interest in any Company Party, Executive’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Executive executes this Agreement, including (i) any alleged violation through such date of: (A) any federal, state or local anti-discrimination law or anti-retaliation law, regulation or ordinance including Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, as amended and the Americans with Disabilities Act of 1990, as amended; (B) the Employee Retirement Income Security Act of 1974, as amended; (C) the Immigration Reform Control Act, as amended; (D) the National Labor Relations Act, as amended; (E) the Occupational Safety and Health Act, as amended; (F) the Family and Medical Leave Act of 1993; (G) the Texas Labor Code (specifically including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (H) any federal, state or local wage and hour law; (I) the Age Discrimination in Employment Act of 1967, as amended; (J) any other local, state or federal law, regulation or ordinance; or (K) any public policy, contract, tort, or common law claim; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Released Claim; (iii) any and all rights, benefits or claims Executive may have under any employment contract, severance plan, incentive compensation plan, or equity-based plan with any Company Party (including any award agreement) or to any ownership interest in any Company Party; and (iv) any claim for compensation or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious.  Rather, Executive is simply agreeing that, in exchange for any consideration received by him pursuant to Section 2, any and all potential claims of this nature that Executive may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. Notwithstanding the foregoing, the Released Claims do not include any existing rights to indemnification and advancement of expenses incurred in connection with the same that Executive has under Delaware law or any agreement with the Company. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

For purposes of this Agreement, “Affiliate” shall mean, with respect to any Person (as defined below), any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended from time to time.  For purposes of this Agreement, “Person” shall mean any individual, natural person, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), incorporated or unincorporated association, governmental authority, firm, society or other enterprise, organization, or other entity of any nature.

(b)            Notwithstanding this release of liability, nothing in this Agreement prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief or recovery from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions.  Further, nothing in this Agreement prohibits or restricts Executive from filing a charge or complaint with, or cooperating in any investigation with, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other securities regulatory agency or authority (each, a “Government Agency”).  This Agreement does not limit Executive’s right to receive an award for information provided to a Government Agency.  Further, in no event shall the Released Claims include (i) any claim which arises after the date that this Agreement is executed by Executive or (ii) any claim to vested benefits under an employee benefit plan.  Finally, the Released Claims shall not include the Company’s obligations or Executive’s rights under the Indemnification Agreement dated October 4, 2019 between the Company and Executive, which shall continue in full force and effect notwithstanding the execution of this Agreement.

(c)            Executive hereby represents and warrants that, as of the time Executive executes this Agreement, Executive has not brought or joined any lawsuit or filed any charge or claim against any of the Company Parties in any court or before any Government Agency or arbitrator for or with respect to a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Executive signs this Agreement. Executive warrants and represents that (i) he is the sole owner of each and every claim, cause of action, and right compromised, settled, released or assigned pursuant to Section 3 of this Agreement and has not previously assigned, sold, transferred, conveyed, or encumbered same; (ii) he has the full right, power, capacity, and authority to enter into and execute this Agreement;  and (iii) he fully understands this Agreement releases any and all past claims regardless of whether he is now aware of such claims.

4.             Executive’s Representations.

(a)            Executive represents that Executive has received all leaves (paid and unpaid) that Executive was owed or could be owed by the Company and each of the other Company Parties and Executive has received all salary, bonuses and other compensation that Executive has been owed by the Company Parties as of the date that Executive executes this Agreement (which amount does not include the consideration described in Section 2 above).

(b)            By executing and delivering this Agreement, Executive expressly acknowledges that:

(i)             Executive has carefully read this Agreement;

(ii)            Executive has had at least 21 days to consider this Agreement before the execution and delivery hereof to Company and that any material changes made to this Agreement after initially provided to Executive shall not restart the time Executive has to consider this Agreement;

(iii)         Executive is receiving, pursuant to this Agreement, consideration in addition to anything of value to which he is already entitled, and Executive is not otherwise entitled to the consideration set forth in this Agreement, but for his entry into this Agreement and his entry into the Confirming Release;

(iv)            Executive has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Executive’s choice and Executive has had an adequate opportunity to do so prior to executing this Agreement;

(v)            Executive fully understands the final and binding effect of this Agreement; the only promises made to Executive to sign this Agreement are those stated herein; and Executive is signing this Agreement knowingly, voluntarily and of Executive’s own free will, and that Executive understands and agrees to each of the terms of this Agreement;

(vi)            The only matters relied upon by Executive and causing Executive to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement; and

(vii)  No Company Party has provided any tax or legal advice regarding this Agreement and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Agreement with full understanding of the tax and legal implications thereof.

(c)            Other than matters previously disclosed to the Board and outside auditors, Executive is not aware of any material act or omission on the part of any Company employee (including Executive), director or agent that may have violated any applicable law or regulation or otherwise exposed the Company or any other Company Party to any liability, whether criminal or civil, whether to any government, individual, shareholder or other entity.

5.            Revocation Right.  Notwithstanding the initial effectiveness of this Agreement, Executive may revoke the release of claims set forth in Section 3 above (and therefore the effectiveness of such release) within the seven-day period beginning on the date Executive executes this Agreement (such seven day period being referred to herein as the “Release Revocation Period”).  To be effective, such revocation must be in writing signed by Executive and must be received by the Company, care of Scott Thomas (Scott.Thomas@cirrus.com) before 11:59 p.m., Central Time, on the last day of the Release Revocation Period.  If an effective revocation is delivered in the foregoing manner and timeframe, the release of claims set forth in Section 3 above will be of no force or effect, Executive will not receive the consideration set forth in Section 2 above, and the remainder of this Agreement will be in full force and effect.

6.           Non-Disparagement.  Executive shall refrain from publishing any oral or written statements about the Company, any Company Party or any of their respective directors, officers, employees, consultants, agents, or representatives that (a) are slanderous, libelous, or defamatory, (b) disclose confidential information of or regarding the Company’s or any Company Party’s business affairs, directors, officers, managers, members, employees, consultants, agents, or representatives, or (c) place the Company, any Company Party, or any of their respective directors, officers, managers, members, employees, consultants, agents, or representatives in a false light before the public.  Nothing herein limits Executive from cooperating with any investigation by any Government Agency.  Conversely, the Company will instruct its officers and directors to refrain from making any oral or written statements about Executive that are not privileged internal company discussions and are (i) slanderous, libelous or defamatory, (ii) are otherwise likely to damage the personal or professional reputation of Executive, or (iii) place him in a false light before the public.  Nothing herein limits the Company from cooperating with any investigation by any Government Agency or from making any disclosure necessary or appropriate under applicable securities laws.

7.          No Waiver.  No failure by any Party hereto at any time to give notice of any breach by any other Party of, or to require compliance with, any condition or provision of this Agreement or the Confirming Release shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

8.             Applicable Law.  This Agreement and the Confirming Release are entered into under, and shall be governed for all purposes by, the laws of the State of Texas without reference to the principles of conflicts of law thereof.

9.             Severability.  To the extent permitted by applicable law, the Parties agree that any term or provision (or part thereof) of this Agreement or the Confirming Release that renders such term or provision (or part thereof) or any other term or provision of this Agreement or the Confirming Release (or part thereof) invalid or unenforceable in any respect shall be modified to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such modification shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.

10.            Withholding of Taxes and Other Employee Deductions.  The Company may withhold from any payments or settlements made pursuant to Section 2 hereof all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.

11.        Continued Cooperation.  During and after Executive’s employment, Executive will provide the Company and, as applicable, the other Company Parties, with assistance, when reasonably requested by the Company, with respect to any matters related to Executive’s job responsibilities and otherwise providing information Executive obtained during the provision of the duties Executive performed for the Company and the other Company Parties, subject to reimbursement of Executive’s reasonable expenses incurred in complying with such requests for assistance.

12.          Reasonable Assistance with Claims, Audits, and Investigations.  During and after the Executive’s employment, Executive shall provide reasonable assistance to the Company and any other Company Party and its counsel in any litigation, audit, or governmental investigation matters with respect to which such Executive may have knowledge of relevant facts or evidence, subject to reimbursement of Executive’s reasonable expenses incurred in complying with such requests for assistance.

13.           Counterparts.  This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

14.          Third-Party Beneficiaries.  This Agreement and the Confirming Release shall be binding upon and inure to the benefit of the Company and each other Company Party that is not a signatory hereto, as each other Company Party that is not a signatory hereto shall be a third-party beneficiary of Executive’s release of claims, representations and covenants set forth in this Agreement and the Confirming Release.

15.         Section 409A.  This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the applicable Treasury regulations and administrative guidance issued thereunder (collectively, “Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding any other provision of this Agreement, if any payment or benefit provided to Executive in connection with Executive's termination of employment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and Executive is determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date following the six-month anniversary of the applicable termination date or, if earlier, on Executive’s death (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to the Executive in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are compliant with or exempt from Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A

16.         Amendment; Entire Agreement.  This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by Executive and the Company.  This Agreement and the Confirming Release constitute the entire agreement of the Parties with regard to the subject matters hereof.

There are no oral agreements between Executive and the Company.  No promises or inducements have been offered except as set forth in this Agreement or the Confirming Release.  Executive and the Company acknowledge that, in executing this Agreement, neither Party has relied upon any representations or warranties of any other Party.  No promise or agreement which is not expressed in this Agreement and the Confirming Release has been made by the Company to Executive or by Executive to the Company in executing this Agreement.  Each Party agrees that any omissions of fact concerning the matters covered by this Agreement and the Confirming Release are of no consequence in the decision to execute this Agreement and the Confirming Release.

17.            Interpretation.  The section headings in this Agreement and the Confirming Release have been inserted for purposes of convenience and shall not be used for interpretive purposes.  The words “herein”, “hereof”, “hereunder,” and words of similar import, when used in this Agreement and the Confirming Release shall refer to this Agreement and the Confirming Release as a whole and not to any particular provision of this Agreement or the Confirming Release. The use herein of the word “including” following any general statement, term, or matter shall not be construed to limit such statement, term, or matter to the specific items or matters set forth immediately following such word or to similar items, or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.  The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.”  References in this Agreement and in the Confirming Release to any agreement, instrument, or other document mean such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement.  No provision, uncertainty or ambiguity in or with respect to this Agreement or the Confirming Release shall be construed or resolved against any Party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement and the Confirming Release has been reviewed by each of the Parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.

18.             Return of Property.  Executive acknowledges and agrees that, upon request of the Company, he will return to the Company all documents, files (including electronically stored information), and other materials constituting or reflecting confidential or proprietary information of the Company or any other Company Party, and any other property belonging to the Company or any other Company Party, including all computer files, electronically stored information, and other materials, and Executive shall not maintain a copy of any such materials in any form. Notwithstanding the previous sentence, provided that Executive first returns his cell phone and personal computer to the Company for the deletion of any information that the Company determines to be appropriate or necessary, the Company shall return Executive’s cell phone and personal computer to him to retain for his personal use.

19.            Assignment.  This Agreement is personal to Executive and may not be assigned by Executive. The Company may assign its rights and obligations under this Agreement and the Confirming Release without Executive’s consent, including to any other Company Party and to any successor (whether by merger, purchase, or otherwise) to all or substantially all of the equity, assets, or businesses of the Company.

20.            Reaffirmation of Release.  Executive shall execute the Resignation and Confirming Release Agreement that is attached as Exhibit A (the “Confirming Release”) and return the executed Confirming Release to the Company, care of Scott Thomas (Scott.Thomas@cirrus.com), so that it is received no later than the close of business on Executive’s last day of employment.

[Signatures begin on the following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date(s) set forth beneath their signatures below.

CIRRUS LOGIC, INC.

By: /s/ Alan R. Schuele

Name: Al Schuele

Title: Chair of the Board

Date: October 30, 2020

JASON P. RHODE

/s/ Jason Rhode
Jason P. Rhode

Date: October 30, 2020

EXHIBIT A

RESIGNATION AND CONFIRMING RELEASE AGREEMENT

This Resignation and Confirming Release Agreement (the “Confirming Release”) is that certain Confirming Release referenced in Section 20 of the Transition and General Release Agreement (the “Transition Agreement”), Cirrus Logic, Inc., a Delaware corporation (the “Company”), and Jason P. Rhode (“Executive”).  Executive’s acceptance of this Confirming Release becomes irrevocable and this Confirming Release becomes effective on the day Executive signs it.  Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Transition Agreement.  In signing below, Executive agrees as follows:

1.             Complete Release of Claims.

(a)            For good and valuable consideration, including the consideration set forth in Section 2 of the Transition Agreement (and any portion thereof), which consideration Executive was not entitled to but for Executive’s entry into this Confirming Release, Executive hereby releases, discharges and forever acquits the Company and its Affiliates and subsidiaries, and each of the foregoing entities’ respective past, present and future members, partners (including general partners and limited partners), directors, trustees, officers, managers, employees, agents, attorneys, heirs, legal representatives, insurers, benefit plans (and their fiduciaries, administrators and trustees), and the successors and assigns of the foregoing, in their personal and representative capacities (collectively, the “Confirming Release Company Parties”), from liability for, and hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s ownership of any interest in any Confirming Release Company Party, Executive’s employment with any Confirming Release Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Executive executes this Agreement, including (i) any alleged violation through such date of: (A) any federal, state or local anti-discrimination law or anti-retaliation law, regulation or ordinance including Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, as amended and the Americans with Disabilities Act of 1990, as amended; (B) the Employee Retirement Income Security Act of 1974, as amended; (C) the Immigration Reform Control Act, as amended; (D) the National Labor Relations Act, as amended; (E) the Occupational Safety and Health Act, as amended; (F) the Family and Medical Leave Act of 1993; (G) the Texas Labor Code (specifically including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (H) any federal, state or local wage and hour law; (I) the Age Discrimination in Employment Act of 1967, as amended; (J) any other local, state or federal law, regulation or ordinance; or (K) any public policy, contract, tort, or common law claim; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Released Claim; (iii) any and all rights, benefits or claims Executive may have under any employment contract, severance plan, incentive compensation plan, or equity-based plan with any Confirming Release Company Party (including any award agreement) or to any ownership interest in any Confirming Release Company Party; and (iv) any claim for compensation or benefits of any kind not expressly set forth in this Confirming Release (collectively, the “Further Released Claims”). This Confirming Release is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious.  Rather, Executive is simply agreeing that, in exchange for any consideration received by him pursuant to Section 2 of the Transition Agreement, any and all potential claims of this nature that Executive may have against the Confirming Release Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. Notwithstanding the foregoing, the Further Released Claims do not include any existing rights to indemnification and advancement of expenses incurred in connection with the same that Executive has under Delaware law or any agreement with the Company. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE CONFIRMING RELEASE COMPANY PARTIES.

(b)            Notwithstanding this release of liability, nothing in this Confirming Release prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Confirming Release) with the EEOC or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief or recovery from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions.  Further, nothing in this Confirming Release prohibits or restricts Executive from filing a charge or complaint with, or cooperating in any investigation with, a Government Agency.  This Confirming Release does not limit Executive’s right to receive an award for information provided to a Government Agency.  Further, in no event shall the Further Released Claims include (i) any claim which arises after the date that this Agreement is executed by Executive or (ii) any claim to vested benefits under an employee benefit plan.

(c)            Executive hereby represents and warrants that, as of the time Executive executes this Agreement, Executive has not brought or joined any lawsuit or filed any charge or claim against any of the Company Parties in any court or before any Government Agency or arbitrator for or with respect to a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Executive signs this Agreement. Executive warrants and represents that (i) he is the sole owner of each and every claim, cause of action, and right compromised, settled, released or assigned pursuant to Section 3 of this Agreement and has not previously assigned, sold, transferred, conveyed, or encumbered same; (ii) he has the full right, power, capacity, and authority to enter into and execute this Agreement;  and (iii) he fully understands this Agreement releases any and all past claims regardless of whether he is now aware of such claims.

2.             Representations and Warranties Regarding Claims.  Executive hereby represents and warrants that, as of the date on which Executive signs this Confirming Release, Executive has not filed any claims, complaints, charges, or lawsuits against any of the Confirming Released Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the date on which Executive signs this Confirming Release.  Executive hereby further represents and warrants that Executive has not made any assignment, sale, delivery, transfer, or conveyance of any rights Executive has asserted or may have against any of the Confirming Released Parties with respect to any Further Released Claim.

3.             Executive’s Acknowledgements.  Executive acknowledges that:

(a)            Execution and delivery of this Confirming Release constitute resignation by Executive from employment with the Company and, if applicable, each of the other Company Parties; provided, however, that if Executive’s employment with the Company or any of the other Company Parties is extended beyond the Transition Completion Date because the Company and Executive execute and deliver prior to the Transition Completion Date a new written employment agreement or a written amendment to the Transition Agreement, this Section 3(a) shall have no force and effect to the extent it is inconsistent with the new agreement or amendment.

(b)            Executive has received all leaves (paid and unpaid) that Executive was owed or could be owed by the Company and each of the other Company Parties and Executive has received all salary, bonuses and other compensation that Executive has been owed by the Company Parties as of the date that Executive executes this Confirming Release (which amount does not include the consideration described in Section 2 of the Transition Agreement).

(c)            By executing and delivering this Confirming Release, Executive expressly acknowledges that:

(i)             Executive has carefully read this Agreement;

(ii)   No material changes have been made to the Transition Agreement or this Confirming Release since it was first provided to Executive and Executive has had at least 21 days to consider the Transition Agreement and this Confirming Release before the execution and delivery hereof to Company;

(iii)            Executive is receiving, pursuant to this Agreement, consideration in addition to anything of value to which he is already entitled, and Executive is not otherwise entitled to the consideration set forth in the Transition Agreement, but for his entry into the Transition Agreement and this Confirming Release;

(iv)          Executive has been advised, and hereby is advised in writing, to discuss this Confirming Release with an attorney of Executive’s choice and Executive has had an adequate opportunity to do so prior to executing this Confirming Release;

(v)    Executive fully understands the final and binding effect of this Confirming Release; the only promises made to Executive to sign this Confirming Release are those stated herein and in the Transition Agreement; and Executive is signing this Confirming Release knowingly, voluntarily and of Executive’s own free will, and that Executive understands and agrees to each of the terms of this Confirming Release and the Transition Agreement;

(vi)            The only matters relied upon by Executive and causing Executive to sign this Confirming Release are the provisions set forth in writing within the four corners of this Confirming Release and the Transition Agreement; and

(vii)            No Company Party has provided any tax or legal advice regarding this Confirming Release or the Transition Agreement and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Confirming Release with full understanding of the tax and legal implications thereof.

(d)            Other than matters previously disclosed to the Board and outside auditors, Executive is not aware of any material act or omission on the part of any Company employee (including Executive), director or agent that may have violated any applicable law or regulation or otherwise exposed the Company or any other Company Party to any liability, whether criminal or civil, whether to any government, individual, shareholder or other entity.

4.             Amendment; Entire Agreement.  This Confirming Release may not be changed orally but only by an agreement in writing agreed to and signed by Executive and the Company.  The Transition Agreement and this Confirming Release constitute the entire agreement of the Parties with regard to the subject matters hereof. Notwithstanding the foregoing, the Transition Agreement and this Confirming Release complement (and do not supersede or replace) any other agreements between the Company or any of its Affiliates and Executive that impose restrictions on Executive with regard to confidentiality, non-competition, non-solicitation, or non-disparagement (including the award agreements referenced in Section 6 of the Transition Agreement).

There are no oral agreements between Executive and the Company.  No promises or inducements have been offered except as set forth in the Transition Agreement and this Confirming Release.  Executive and the Company acknowledge that, in executing this Confirming Release, neither Party has relied upon any representations or warranties of any other Party.  No promise or agreement which is not expressed in the Transition Agreement and this Confirming Release has been made by the Company to Executive or by Executive to the Company in executing this Confirming Release.  Each Party agrees that any omissions of fact concerning the matters covered by this the Transition Agreement and this Confirming Release are of no consequence in the decision to execute this Confirming Release.

5.             Return of Property.  Executive represents and warrants that Executive has returned to the Company all property belonging to the Company and any other Confirming Released Party, including all computer files and other electronically stored information, client materials, electronically stored information, and other materials provided to Executive by the Company or any other Confirming Released Party in the course of Executive’s employment and Executive further represents and warrants that Executive has not maintained a copy of any such materials in any form; provided, however, that the property described in the previous clause does not include any cell phones or personal computers that the Company has returned to Executive for him to retain for his personal use.

6.             Revocation Right.  Notwithstanding the initial effectiveness of this Confirming Release, Executive may revoke the delivery (and therefore the effectiveness) of this Confirming Release within the seven-day period beginning on the date Executive executes this Confirming Release (such seven day period being referred to herein as the “Confirming Release Revocation Period”).  To be effective, such revocation must be in writing signed by Executive and must be received by the Company, care of Scott Thomas (Scott.Thomas@cirrus.com) before 11:59 p.m., central time, on the last day of the Confirming Release Revocation Period.  If an effective revocation is delivered in the foregoing manner and timeframe, the release of claims set forth in Section 1 of this Confirming Release above will be of no force or effect, Executive will not receive the consideration set forth in Section 2 of the Transition Agreement, and the remainder of this Confirming Release will be in full force and effect.

EXECUTIVE HAS CAREFULLY READ THIS CONFIRMING RELEASE, FULLY UNDERSTANDS HIS AGREEMENT, AND SIGNS IT AS HIS OWN FREE ACT.

JASON P. RHODE

Jason P. Rhode

Date: